                            REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of November 17, 1998 by and between Consumer Portfolio Services, Inc., a California corporation (the "COMPANY"), and Levine Leichtman Capital Partners II, L.P., a California limited partnership ("LLCP").

                                       RECITALS

     A. Pursuant to that certain Bridge Loan Agreement dated as of November 2, 1998 between LLCP and the Company, the Company issued to LLCP a warrant to purchase 345,000 shares of Common Stock for a purchase price of $3.00 per share (the "BRIDGE WARRANT").

     B. LLCP and the Company are parties to that certain Securities Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT") pursuant to which the Company has agreed to issue to LLCP, and LLCP has agreed to purchase from the Company, (i) a promissory note in the principal amount of $25,000,000 (the "NOTE") and (ii) a warrant to purchase 3,105,000 shares of Common Stock for a purchase price of $3.00 per share. (Pursuant to the terms of the Purchase Agreement, in lieu of issuing a warrant evidencing such right to purchase 3,105,000 shares of Common Stock, the Company will issue, against delivery of the Bridge Warrant for cancellation, a single warrant to purchase 3,450,000 shares of Common Stock (the "WARRANT") to evidence both the right to purchase 345,000 shares of Common Stock originally evidenced by the Bridge Warrant and such right to purchase 3,105,000 shares of Common Stock.) The shares of Common Stock issued or issuable upon exercise of the Warrant are referred to herein as the "WARRANT SHARES" and the holder of the Warrant or any portion thereof shall be deemed to be the holder of the Warrant Shares issuable upon the exercise thereof.) Capitalized terms not defined herein shall have the meanings given to such terms in the Purchase Agreement.

     C. The execution of this Agreement by the Company is a condition precedent to the obligation of LLCP to consummate the transactions contemplated by the Purchase Agreement.

     D. In consideration of the substantial direct and indirect benefits which the Company will realize from the consummation of the transactions contemplated by the Purchase Agreement, the Company desires to enter into this Agreement and to be bound by the terms and conditions hereof.

                                      AGREEMENT

     In consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below:

     "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or other day on which banks in the State of California are authorized or required to close.

     "COMMISSION" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the 1933 Act.

     "COMMON STOCK" shall mean the common stock, no par value, of the Company.

     "COMPANY" shall have the meaning set forth in the preamble of this Agreement.

     "DEMANDING HOLDERS" shall mean LLCP or, if LLCP does not hold a majority of the Registrable Securities at any time, the holders of a majority of Registrable Securities.

     "DEMAND REGISTRATION" shall have the meaning specified in SECTION 2.1(a).

     "FSA" shall mean Financial Security Assurance, Inc.

     "FSA REGISTRATION RIGHTS AGREEMENT" shall mean any agreement entered into by the Company and FSA in connection with the transactions contemplated by
Section 8.6 (AGREEMENT WITH FSA) of the Purchase Agreement which grants to FSA registration rights with respect to the shares of Common Stock issued to (or issuable upon the exercise of other securities issued to) FSA in connection with such transactions; provided that such registration rights (i) may not provide for more than two demand registration rights, (ii) may not permit the exercise of any demand registration right prior to the first anniversary of the date hereof and (iii) shall otherwise be on terms and conditions consistent with this Agreement.

     "INDEMNIFIED PARTY" shall have the meaning specified in SECTION 4.3.

     "INDEMNIFYING PARTY" shall have the meaning specified in SECTION 4.3.

     "INSPECTORS" shall have the meaning specified in SECTION 3.1(h).

     "LLCP" shall have the meaning set forth in the preamble of this Agreement.

     "LLCP INDEMNIFIED PARTY" shall have the meaning specified in SECTION 4.1.

     "MAXIMUM NUMBERS OF SHARES" shall have the meaning specified in
SECTION 2.1(d).

     "1933 ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "PIGGY-BACK REGISTRATION" shall have the meaning specified in
SECTION 2.2(a).

     "PURCHASE AGREEMENT" shall have the meaning set forth in the recitals to this Agreement.

     "REGISTER", "REGISTERED" and "REGISTRATION" shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the applicable rules and regulations thereunder, and such registration statement becoming effective.

     "REGISTRABLE SECURITIES" shall mean, collectively, the Shares and any securities issued or issuable upon any stock dividend, stock split, recapitalization, merger, consolidation or similar event with respect to the Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement covering such securities shall have become effective under the 1933 Act and such securities shall have been sold pursuant to such registration statement,
(ii) such securities shall have been distributed to the public pursuant to Rule 144 or Rule 144A (or any successor provisions) under the 1933 Act,
(iii) such securities shall have ceased to be outstanding, or (iv) such Registrable Securities are sold pursuant to that certain Securities Option Agreement of even date herewith among LLCP, Stanwich and the Company.

     "SHARES" shall mean the shares of Common Stock issued or issuable upon exercise of the Warrant. As used in this Agreement, the holder of the Warrant or any portion thereof shall be deemed to be the holder of the shares of Common Stock issuable upon exercise thereof and, to the extent such shares constitute Registrable Securities, such holder shall be deemed to be the holder of such Registrable Securities.

     "STANWICH" shall mean Stanwich Financial Services Corp., a Rhode Island corporation.

     "STANWICH REGISTRATION RIGHTS AGREEMENT" shall mean that certain Consolidated Registration Rights Agreement between the Company and Stanwich of even date herewith which (i) supersedes and replaces (A) that certain Amended & Restated Registration Rights Agreement between the Company and Stanwich made originally as of June 12, 1997 and was amended and restated as of July 21, 1998 and (B) that certain Registration Rights Agreement between the Company and Stanwich made as of July 21, 1998 and (ii) grants to Stanwich two demand registration rights (commencing on the first anniversary of the date hereof) and piggy-back registration rights on terms and conditions consistent with this Agreement with respect to certain shares of Common Stock held by Stanwich or issuable to Stanwich upon the conversion of certain securities held by Stanwich.

     "UNDERWRITER" shall mean a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

     "WARRANT" shall mean the warrant to purchase 3,450,000 shares of Common Stock issued pursuant to the Purchase Agreement, as such warrant may be amended, restated or amended and restated at any time and shall include (i) any new warrant or warrants issued upon the transfer of all or any portion of the warrant issued pursuant to the Purchase Agreement and (ii) any warrant or warrants issued upon the further transfer, division or combination of any such new warrant or warrants.

     Capitalized terms not otherwise defined herein shall have the meaning given to them in the Purchase Agreement.

2.   REGISTRATION RIGHTS.

     2.1  DEMAND REGISTRATION.

          (a) REQUEST FOR REGISTRATION. At any time and from time to time on or after the first anniversary of the date of this Agreement, the Demanding Holders may make a written request for registration under the 1933 Act of all or part of their Registrable Securities (a "DEMAND REGISTRATION"). Such request for a Demand Registration must specify the number of shares of Registrable Securities proposed to be sold and must also specify the intended method of disposition thereof. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1(d) and the proviso set forth in Section 3.1(a). The Company shall not be obligated to effect more than two Demand Registrations with respect to the Shares under this SECTION 2.1(a).

          (b) EFFECTIVE REGISTRATION. Except in the case of a withdrawal governed by the last sentence of SECTION 2.1(e), a registration will not count as a Demand Registration until it has become effective and the Company has complied with its obligations under this Agreement with respect thereto; provided, however, that, after it has been declared effective, if the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Demand Registration will be deemed not to have become effective during the period of such interference.

          (c) UNDERWRITTEN OFFERING. If the Demanding Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Demanding Holders shall select one or more firms of investment bankers to act as the managing Underwriter or Underwriters in connection with such offering and shall select any additional managers to be used in connection with the offering.

          (d) REDUCTION OF OFFERING. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders, in writing, that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to the piggy-back registration rights under the FSA Registration Rights Agreement and the Stanwich Registration Rights Agreement or which other shareholders of the Company desire to sell, exceeds the maximum dollar amount or number that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (the "MAXIMUM NUMBER OF SHARES"), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares of Registrable Securities held by each Demanding Holder, regardless of the number of shares of Registrable Securities which such Demanding Holder has requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares, (ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause
(i), the shares of Common Stock for the account of other persons that the Company is obligated to register pursuant to the FSA Registration Rights Agreement and the Stanwich Registration Rights Agreement (to be allocated among the persons requesting inclusion in such registration pursuant to such agreements pro rata in accordance with the number of shares of Common Stock with respect to which such person has the right to request such inclusion under such agreements, regardless of the number of shares which such person has actually requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares, (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares and (iii) fourth, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i),
(ii) and (iii), the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

          (e) WITHDRAWAL. If the Demanding Holders or any of them disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter of their request to withdraw prior to the effectiveness of the registration statement. If the Demanding Holders or any of them withdraw from a proposed offering relating to a Demand Registration and, solely as a result of such withdrawal the registration statement is withdrawn prior to being declared effective, such registration shall count as a Demand Registration provided for in SECTION 2.1(a) unless the withdrawing Demanding Holders pay their pro rata share (based upon the number of shares to be included in such registration statement) of the expenses incurred in connection with such registration statement.

     2.2  PIGGY-BACK REGISTRATION.

          (a) PIGGY-BACK RIGHTS. If at any time the Company proposes to file a registration statement under the 1933 Act with respect to an offering of equity securities, or securities convertible or exchangeable into equity securities, by the Company for its own account or by shareholders of the Company for their account (or by the Company and by shareholders of the Company) other than a registration statement (i) on Form S-4 or S-8 (or any substitute or successor form that may be adopted by the Commission), (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company's existing shareholders, or
(iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than 30 days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering; and (y) offer to the holders of Registrable Securities in such notice the opportunity to register such number of shares of Registrable Securities as such holders may request in writing within 15 days following receipt of such notice (a "PIGGY-BACK REGISTRATION"). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

          (b)  REDUCTION OF OFFERING.

               (i) If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering of shares for the Company's account advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with the Registrable Securities as to which registration has been requested hereunder and the shares of Common Stock, if any, as to which registration has been requested pursuant to the piggy-back registration rights under the FSA Registration Rights Agreement or the Stanwich Registration Rights Agreement or which other shareholders of the Company desire to sell, exceeds the Maximum Number of Shares, then the Company shall include in such registration: (i) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares, (ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities as to which registration has been requested hereunder and the shares of Common Stock, if any, as to which registration has been requested pursuant to the piggy-back registration rights granted under the FSA Registration Rights Agreement and the Stanwich Registration Rights Agreement (to be allocated among the persons requesting inclusion in such registration pursuant to such agreements pro rata in accordance with the number of shares of Common Stock with respect to which such person has the right to request such inclusion under such agreements, regardless of the number of shares which such person has actually requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares and (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

               (ii) If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering of shares for the account of persons having demand registration rights under the Stanwich Registration Rights Agreement account advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which such persons desire to sell, taken together with the Registrable Securities as to which registration has been requested hereunder, the shares of Common Stock, if any, as to which registration has been requested pursuant to the piggy-back registration rights under the FSA Registration Rights Agreement and the shares of Common Stock, if any, which the Company or other shareholders of the Company desire to sell, exceeds the Maximum Number of Shares, then the Company shall include in such registration: (i) first, the shares of Common Stock for the account of persons having demand registration rights under the Stanwich Registration Rights Agreement that can be sold without exceeding the Maximum Number of Shares, (ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities as to which registration has been requested by the holders of Registrable Securities hereunder and the shares of Common Stock, if any, as to which registration has been requested pursuant to the piggy-back registration rights granted under the FSA Registration Rights Agreement (to be allocated among the persons requesting inclusion in such registration pursuant to such agreements pro rata in accordance with the number of shares of Common Stock with respect to which such person has the right to request such inclusion under such agreements, regardless of the number of shares which such person has actually requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares, (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock, if any, that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares and (iv) fourth, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i),
(ii) and (iii), the shares of Common Stock, if any, which other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

               (iii) If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering of shares for the account of persons having demand registration rights under the FSA Registration Rights Agreement account advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which such persons desire to sell, taken together with the Registrable Securities as to which registration has been requested hereunder, the shares of Common Stock, if any, as to which registration has been requested pursuant to the piggy-back registration rights under the Stanwich Registration Rights Agreement and the shares of Common Stock, if any, which the Company or other shareholders of the Company desire to sell, exceeds the Maximum Number of Shares, then the Company shall include in such registration: (i) first, the shares of Common Stock for the account of persons having demand registration rights under the FSA Registration Rights Agreement that can be sold without exceeding the Maximum Number of Shares,
(ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities as to which registration has been requested by the holders of Registrable Securities hereunder and the shares of Common Stock, if any, as to which registration has been requested pursuant to the piggy-back registration rights granted under the Stanwich Registration Rights Agreement (to be allocated among the persons requesting inclusion in such registration pursuant to such agreements pro rata in accordance with the number of shares of Common Stock with respect to which such person has the right to request such inclusion under such agreements, regardless of the number of shares which such person has actually requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares, (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock, if any, that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares and (iv) fourth, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock, if any, which other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

          (c) WITHDRAWAL. Any holder of Registrable Securities may elect to withdraw such holder's request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

     2.3 REGISTRATIONS ON FORM S-3. The holders of Registrable Securities may at any time request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 (or any similar short-form registration which may be available at such time). Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder's or holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 if (i) Form S-3 is not available for such offering; (ii) the holders propose to effect an underwritten offering,
(iii) the holders propose to sell Registrable Securities at an anticipated aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000, (iv) the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the holder or holders under this
Section 2.3, provided, however, that in the event the Company elects to exercise such right with respect to any registration, it shall not have the right to exercise such right again prior to the date which is ten months after the date on which the registration statement relating to such deferred registration is declared effective, (v) the Company has effected eight registrations pursuant to this Section 2.3 or (vi) the Company has effected two registrations pursuant to this Section 2.3 during the 12 month period prior to the date on which the registration statement relating to such registration is anticipated to be declared effective. The Company shall use its best efforts to maintain each registration statement under this Section 2.3 effective for 60 days or until the Registrable Securities covered thereby have been sold, whichever shall first occur. Registrations effected pursuant to this
Section 2.3 shall not be counted as Demand Registrations effected pursuant to
Section 2.1.


     2.4 PURCHASE (AND EXERCISE) OF THE WARRANT BY THE UNDERWRITERS. Notwithstanding any other provision of this Agreement to the contrary, in connection with any Demand Registration or Piggy-Back Registration which is to be an underwritten offering, to the extent all or any portion of the Registrable Securities to be included in such registration consist of shares of Common Stock issuable upon exercise of the Warrant or any portion thereof, the holders of such Registrable Securities may require that the Underwriter or Underwriters purchase (and exercise) the Warrant or any portion thereof rather than require the holders of the Registrable Securities to exercise the Warrant or portion thereof in connection with such registration unless the Underwriters inform such holders that such a purchase and exercise of the Warrant will materially and adversely affect the proposed offering. The Company shall take all such action and provide all such assistance as may be reasonably requested by the holders of Registrable Securities to facilitate any such purchase (and exercise) of the Warrant agreed to by the Underwriter or Underwriters, including, without limitation, issuing the Common Stock issuable upon the exercise of the Warrant or any portion thereof to be issued within such time period as will permit the Underwriters to make and complete the distribution contemplated by the underwriting.

3.   REGISTRATION PROCEDURES.

     3.1 FILINGS; INFORMATION. If and whenever the Company is required to effect the registration of any Registrable Securities under the 1933 Act pursuant to SECTION 2, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as practicable, and in connection with any such request:

          (a) FILING REGISTRATION STATEMENT. The Company shall, as expeditiously as possible, prepare and file, within 60 days after receipt of a request for a Demand Registration pursuant to SECTION 2.1, with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and shall use its best efforts to cause such registration statement to become and remain effective for the period required by Section 3.1(c); provided, however, that the Company shall have the right to defer such registration for up to 60 days if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be effected at such time;

provided further, that in the event the Company elects to exercise such right with respect to any registration, it shall not have the right to exercise such right again prior to the date which is 12 months after the date on which the registration statement relating to such deferred registration is declared effective.

          (b) COPIES. The Company shall, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders' legal counsel, copies of such registration statement as proposed to be filed, each amendment and supplement to such registration statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holder may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

          (c) AMENDMENTS AND SUPPLEMENTS. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and in compliance with the provisions of the 1933 Act until all Registrable Securities and other securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition set forth in such registration statement (which period shall not exceed the sum of 120 days plus any period during which any such disposition is interfered with by any stop order, injunction or other order or requirement of the Commission or any governmental agency or court) or such securities have been withdrawn.

          (d) NOTIFICATION. After the filing of the registration statement, the Company shall promptly, and in no event more than two Business Days, notify the holders of Registrable Securities included in such registration statement, and confirm such advice in writing, (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective, (iii) of any stop order issued or threatened by the Commission (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered) and (iv) of any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such registration statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the holders of Registrable Securities included in such registration statement any such supplement or amendment; except that before filing with the Commission a registration statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such registration statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any registration statement or prospectus or amendment or supplement thereto, including documents incorporated by reference to which such holders or legal counsel, shall object on a timely basis in light of the requirements of the 1933 Act or any other applicable laws and regulations.

          (e) STATE SECURITIES LAWS COMPLIANCE. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the registration statement under such securities or blue sky laws of such jurisdictions in the United States as the holders of Registrable Securities included in such registration statement (in light of their intended plan of distribution) may request and (ii) cause such Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such registration statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), or subject itself to taxation in any such jurisdiction.

          (f) AGREEMENTS FOR DISPOSITION. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder's organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder's material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such registration statement.

          (g) COOPERATION. The Chief Executive Officer, the President of the Company, the Chief Financial Officer of the Company, any Senior Vice President of the Company and any other members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the registration statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

          (h) RECORDS. The Company shall make available for inspection by the holders of Registrable Securities included in such registration statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such registration statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any of them in connection with such registration statement.

          (i) OPINIONS AND COMFORT LETTERS. The Company shall furnish to each holder of Registrable Securities included in any registration statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company's independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such registration statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the registration statement containing such prospectus has been declared effective and that no stop order is in effect.

          (j) EARNINGS STATEMENT. The Company shall comply with all applicable rules and regulations of the Commission and the 1933 Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

          (k) LISTING. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

     3.2 OBLIGATION TO SUSPEND DISTRIBUTION. Upon receipt of any notice from the Company of the happening of any event of the kind described in
SECTION 3.1(d)(iv), each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by SECTION 3.1(d)(iv), and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

     3.3 REGISTRATION EXPENSES. The Company shall pay all expenses incurred in connection with any Demand Registration pursuant to SECTION 2.1 and any Piggy-Back Registration pursuant to SECTION 2.2, and all expenses incurred in performing or complying with the Company's obligations under this SECTION 3, whether or not the registration statement becomes effective, in each case including, but not limited to: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the

Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by
SECTION 3.1(k); (vi) National Association of Securities Dealers, Inc. fees;
(vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to SECTION 3.1(i); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; (ix) one-half of the cost for selling stockholder errors and omissions insurance for the benefit of the holders of Registrable Securities included in such registration which the holders of a majority of such Registrable Securities may elect to purchase (with the other one-half of such cost to be paid by the holders of Registrable Securities included in such registration, pro rata in accordance with the number of shares included in such registration), and (x) all fees and expenses incurred by the holders of Registrable Securities included in such registration statement in connection with its participation in such registration, including, without limitation, the fees and expenses of such holders' legal counsel, accountants and other experts. The Company shall have no obligation to pay any underwriting fees, discounts or selling commissions attributable to the Registrable Securities being sold by holders of Registrable Securities, which expenses shall be borne by such holders.

     3.4 INFORMATION. The holders of Registrable Securities shall provide such information as reasonably requested by the Company in connection with the preparation of any registration statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the 1933 Act pursuant to SECTIONS 2.

4.   INDEMNIFICATION AND CONTRIBUTION.

     4.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless (i) LLCP (including its general and limited partners), each holder of Registrable Securities and Levine Leichtman Capital Partners, Inc., and (ii) the respective officers, employees, affiliates, directors, partners, members and agents, and each person, if any, who controls LLCP, any holder of Registrable Securities or Levine Leichtman Capital Partners, Inc. within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an "LLCP Indemnified Party"), from and against any loss, claim, damage or liability and any action in respect thereof to which any LLCP Indemnified Party may become subject under the 1933 Act or the 1934 Act or any other statute or common law, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (a) any untrue statement or alleged untrue statement of a material fact made in connection with the sale of Registrable Securities or shares of Common Stock, whether or not such statement is contained or incorporated by reference in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus,
(b) any omission or alleged omission to state a material fact required to be stated in any registration statement or prospectus or necessary to make the statements therein not misleading, or (c) any violation by the Company of any Federal, state or common law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with such registration.
The Company also shall promptly, but in no event more than ten Business Days after request for payment, pay directly or reimburse each LLCP Indemnified Party for any legal and other expenses incurred by such LLCP Indemnified Party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriters on substantially the same basis as that of the indemnification provided above in this SECTION 4.1.

     The indemnity agreement contained in this SECTION 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability or any action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any holder of Registrable Securities included in any registration for any loss, claim, damage, liability or any action in respect thereof to the extent that it arises solely from or is based solely upon and is in conformity with information related to such holder furnished in writing by such holder expressly for use in connection with such registration, nor shall the Company be liable to any holder of Registrable Securities included in any registration for any loss, claim, damage or liability or any action in respect thereof to the extent it arises solely from or is based solely upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered in writing by such holder after the Company had provided written notice to such holder that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact, or
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had provided written notice to such holder that such registration statement or prospectus contained such omission or alleged omission.

     4.2 INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. Each holder of Registrable Securities shall indemnify and hold harmless the Company, its officers, directors, partners, members and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such holder, but solely with reference to information related to such holder furnished in writing by such holder expressly for use in any registration statement or prospectus relating to Registrable Securities of such holder included in any registration, or any amendment or supplement thereto, or any preliminary prospectus. Each holder of Registrable Securities included in any registration hereunder shall also indemnify and hold harmless any Underwriter of such holder's Registrable Securities, their officers, directors, partners, members and agents and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this SECTION 4.2; PROVIDED, HOWEVER, that in no event shall any indemnity obligation under this SECTION 4.2 exceed the dollar amount of the net proceeds (after payment of any underwriting fees, discounts or commissions) actually received by such holder from the sale of Registrable Securities which gave rise to such indemnification obligation under such registration statement or prospectus.

     4.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to SECTION 4.1 or 4.2, such person (the "INDEMNIFIED PARTY") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the "INDEMNIFYING PARTY") in writing of the loss, claim damage, liability or action; PROVIDED, HOWEVER, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

     4.4 CONTRIBUTION. If the indemnification provided for in the foregoing SECTIONS 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this SECTION 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts or commissions) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.   UNDERWRITING AND DISTRIBUTION.

     5.1 RULE 144. The Company covenants that it shall file any reports required to be filed by it under the 1933 Act and the 1934 Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 or Rule 144A under the 1933 Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

     5.2  RESTRICTIONS ON SALE BY THE COMPANY AND OTHERS. The Company agrees
(i) not to effect any sale or distribution of any securities similar to those being registered in accordance with SECTION 2.1, or any securities convertible into or exchangeable or exercisable for such securities, during the 90 days prior to, and during the 120-day period beginning on, the effective date of any Demand Registration (except as part of such Demand Registration to the extent permitted by Section 2.1(d)); and (ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 or 144A under the 1933 Act (except as part of any such registration, if permitted); PROVIDED, HOWEVER, that the provisions of this
SECTION 5.2 shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities and shall not prevent the issuance of securities by the Company under any employee benefit, stock option or stock subscription plans.

6.   MISCELLANEOUS.

     6.1 OTHER REGISTRATION RIGHTS. The Company represents and warrants that, except as provided in the Stanwich Registration Rights Agreement, no person has any right to require the Company to register any shares of the Company's capital stock for sale or to include shares of the Company's capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person. From and after the date of this Agreement, the Company shall not, without the prior written consent of LLCP, (i) enter into any agreement granting any demand registration right (i.e., the right to require the Company to register the sale of any shares of the Company's capital stock) other than demand registration rights under the FSA Registration Rights Agreement, (ii) enter into any agreement granting any piggy-back registration right (i.e., the right to require the Company to register the sale of any shares of the Company's capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person) which is inconsistent with, equal to (except pursuant to the FSA Registration Rights Agreement) or superior to any registration rights granted hereunder, or (iii) amend the Stanwich Registration Rights Agreement (or enter into or amend the FSA Registration Rights Agreement at any time) so as to cause the registration rights granted therein to be inconsistent with, equal to or superior to the rights granted to the holders of Registrable Securities hereunder or to otherwise adversely affect the registration rights granted to the holders of Registrable Securities hereunder.

     6.2 SUCCESSORS AND ASSIGNS. The rights and obligations of LLCP under this Agreement shall be freely assignable in whole or in part. Each such assignee, by accepting such assignment of the rights of the assignor hereunder shall be deemed to have agreed to and be bound by the obligations of the assignor hereunder. The rights and obligations of the Company hereunder may not be assigned.

     6.3 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to LLCP:

               c/o Levine Leichtman Capital Partners, Inc.
               335 North Maple Drive, Suite 240
               Beverly Hills, CA  90210
               Attention:     Arthur E. Levine, President
               Telephone:     (310) 275-5335
               Facsimile:     (310) 275-1441

          If to any assignee of LLCP:

               At such assignee's address as shown on the books of the Company.

          If to the Company:

               Consumer Portfolio Services, Inc.
               16355 Laguna Canyon Road
               Irvine, CA 92618
               Attention:     Charles E. Bradley, Jr., President
                              and Chief Executive Officer
               Telephone:     (949) 753-6800
               Facsimile:     (949) 753-6805

or at such other address or addresses as LLCP, such assignee or the Company, as the case may be, may specify by written notice given in accordance with this Section.

     6.4 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.5 COUNTERPART. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     6.6 DESCRIPTIVE HEADINGS, CONSTRUCTION AND INTERPRETATION. The descriptive headings of the several paragraphs of this Agreement are for convenience of reference only and do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

     6.7 WAIVERS AND AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     6.8 REMEDIES. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, LLCP or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company agrees to pay all fees, costs, and expenses, including without limitation, fees and expenses of attorneys, accountants and other experts, and all fees, costs and expenses of appeals, incurred by LLCP or any other holder of Registrable Securities in connection with the enforcement of this Agreement or the collection or any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

     6.9 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles thereof regarding conflicts of laws.

7. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX COMMERCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT, THE PURCHASE AGREEMENT AND/OR ANY RELATED AGREEMENT OR THE TRANSACTIONS COMPLETED HEREBY OR THEREBY.





            [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

THE COMPANY:                       LLCP:

CONSUMER PORTFOLIO SERVICES,       LEVINE LEICHTMAN CAPITAL
INC., a California corporation     PARTNERS, INC., a California corporation

By:/s/ Charles E. Bradley, Jr.                      on behalf of LEVINE LEICHTMAN
    ---------------------------------------         CAPITAL PARTNERS II, L.P.,
   Charles E. Bradley, Jr.,                         a California limited partnership
   President and Chief Executive Officer


By:/s/ Jeffrey P. Fritz                              By:/s/ Lauren B. Leichtman
   ---------------------------------------              ---------------------------------------
   Jeffrey P. Fritz,                                    Lauren B. Leichtman,
   Senior Vice President and Chief                      Chief Executive Officer
   Financial Officer